James M. Halley Q.C., 2	Derek J. Mullan, Q.C.	R. Stuart Wells
M. Douglas Howard	W.W. Lyall D. Knott, Q.C.	William A. Ruskin, 1
Patrick A. Williams	Alexander Petrenko	Bernard Pinsky, 4
Roy A. Nieuwenburg	William C. Helgason	William D. Holder
Nigel P. Kent, 1	Douglas W. Lahay	David W. Kington
Diane M. Bell	Anne L.B. Kober	R. Brock Johnston
Neil P. Melliship	Kenneth K.C. Ing, 11, 13	Darren T. Donnelly
Mark S. Weintraub	Neo J. Tuytel	Kevin J. MacDonald
Don C. Sihota	R. Barry Fraser	James A. Speakman
Kerstin R. Tapping	Ethan P. Minsky, 6, 7, 9	Brock H. Smith
Nicole M. Byres	Elaine J. Adair	Peter Kenward
D. Lawrence Munn, 8	John C. Fiddick	R. Glen Boswall
Virgil Z. Hlus, 4	Stewart L. Muglich, 8	Samantha Ip
Jonathan L.S. Hodes, 1, 5	Gwendoline Allison	Aaron B. Singer
L.K. Larry Yen, 10	Peter M. Tolensky	Jane Glanville
Allyson L. Baker, 3	Warren G. Brazier, 4	Amy A. Mortimore
Veronica P. Franco	Krista Prockiw	Jeffrey F. Vicq, 15
Brent C. Clark	Conrad Y. Nest, 10	C. Michelle Tribe
James T. Bryce	Richard T. Weiland	Jonathan C. Lotz
Cam McTavish	Lisa D. Hobman	Valerie S. Dixon
Niamh Pollak, 14	Satinder K. Sidhu	Tasha L. Coulter
Kari Richardson	Vikram Dhir, 1	Adam M. Dlin
Marta C. Davidson	Rina J. Jaswal	Sarah W. Jones
Michal Jaworski	Tristin R. Lee	Jun Ho Song, 4, 8, 16
Shauna K.H. Towriss	R. Brad Kielmann	Kyle M. Wilson
Kristine P. All	Pratibha Sharma	Angela M. Blake

Associate Counsel: Michael J. Roman

September 22, 2008	Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

	Canada	United States	International
BY FAX Trimex Exploration Inc. 2200 - 1177 West Hastings Street Vancouver, BC V6E 2K3 Canada	1 Alberta	4 California	11 Hong Kong
	2 Manitoba	5 Colorado	12 South Africa
	3 Ontario	6 District of Columbia	13 United Kingdom
	15 Saskatchewan	7 Florida	14 Ireland
8 New York
9 Virginia
10 Washington
16 Nevada

Attention: Aaron Ui, President

Dear Mr. Ui:

Re:	Trimex Exploration Inc. – Registration Statement on Form S-1

     We have acted as counsel to Trimex Exploration Inc. (the “Company”), a Nevada corporation, in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offering of 1,500,000 shares of the Company’s common stock (the “Registered Shares”) by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

In connection with this opinion, we have reviewed:

(a)	Articles of Incorporation of the Company;

(b)	Amended and Restated Bylaws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	The Registration Statement;

(e)	The Prospectus (the “Prospectus”) constituting a part of the Registration Statement; and

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

(f)	such other corporate documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein.

     We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have no independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon the statements or certificates of officers or representatives of the Company.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are duly and validly authorized and issued, fully paid and non-assessable.

     This opinion letter is opining upon and is limited to the current federal laws of the United States and the laws of the State of Nevada, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws be changed after the effective date of the Registration Statement by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus, and to our being named in the Registration Statement.

Yours truly, /s/ Clark Wilson LLP

cc: United States Securities and Exchange Commission